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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12.

                       PIONEER-STANDARD ELECTRONICS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                             [PIONEER STANDARD LOGO]

                       PIONEER-STANDARD ELECTRONICS, INC.
             6065 PARKLAND BOULEVARD / MAYFIELD HEIGHTS, OHIO 44124

                               ------------------

                                 June 29, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Pioneer-Standard Electronics, Inc., which will be held at 12:00 p.m., local time, on Tuesday, July 24, 2001, at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, shareholders will be asked to elect three Class A Directors. Detailed information about the election of these Directors is set forth in the accompanying Proxy Statement for your information.

     It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed Proxy in the envelope provided, at your earliest convenience.

     Thank you for your cooperation and continued support.

                                            /s/ James L. Bayman
                                            James L. Bayman
                                            Chairman of the Board and
                                            Chief Executive Officer

                            [PIONEER STANDARD LOGO]

                       PIONEER-STANDARD ELECTRONICS, INC.
             6065 PARKLAND BOULEVARD / MAYFIELD HEIGHTS, OHIO 44124

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders (the "Annual Meeting") of Pioneer-Standard Electronics, Inc. (the "Company") will be held at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139, on Tuesday, July 24, 2001, at 12:00 p.m., local time, for the following purposes:

          1. To elect three Class A members of the Board of Directors of the Company to hold office for a term of three years expiring in 2004; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on June 11, 2001 are entitled to notice of the Annual Meeting and to vote thereat.

                                          By Order of the Board of Directors.

                                          Lawrence N. Schultz
                                          Secretary

June 29, 2001

                            [PIONEER STANDARD LOGO]

                       PIONEER-STANDARD ELECTRONICS, INC.
             6065 PARKLAND BOULEVARD / MAYFIELD HEIGHTS, OHIO 44124

                               ------------------

                MAILED TO SHAREHOLDERS ON OR ABOUT JUNE 29, 2001

                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 24, 2001

     The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Pioneer-Standard Electronics, Inc. (the "Company") and is to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 24, 2001, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her or its Proxy by giving notice to the Company in writing at any time before its exercise or in open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for voting will be voted in accordance with the directions contained therein.

     The holders of Common Shares of the Company (the only class of shares outstanding) will be entitled to vote at the Annual Meeting. At the close of business on June 11, 2001, the date fixed for the determination of persons entitled to vote, there were 31,663,220 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company's Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the Common Shares present in person or represented by proxy and entitled to vote will be elected as Directors. Votes that are withheld with respect to the election of Directors will not be counted in determining the outcome of the election.

     If notice in writing is given by any shareholder to the Chief Executive Officer, President, an Executive Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that he, she or it desires the voting for the election of Directors to be cumulative, an announcement of the giving of such notice shall be made upon the convening of the meeting by the Chairman or Secretary or may be made by or on behalf of the shareholder giving such notice. Cumulative voting permits each shareholder to cumulate his or her voting power at such election by giving one nominee as many votes as equals the product of the number of Directors to be elected multiplied by the number of his votes, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit.

                             ELECTION OF DIRECTORS

     At this Annual Meeting, three Class A Directors are to be elected for a three-year term ending at the Annual Meeting in 2004. The Board of Directors' nominees for election are Keith M. Kolerus, Robert A. Lauer and Robert G. McCreary, III. Mr. Kolerus currently serves as a Director of the Company.

     The proxyholders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournments thereof for the election of the three nominees named above as Directors unless the shareholder instructs by marking the appropriate space on the Proxy that authority to vote is withheld. If cumulative voting is in effect, the proxyholders shall have full discretion and authority to vote for any one or more of such nominees. In the event of cumulative voting, the proxyholders can vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated such nominee's willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named above and any such substitute nominee for any of them.

     The following table sets forth, with respect to each of the nominees for election and the other Directors whose terms will continue after the Annual
Meeting: such person's principal occupation for the past five years and such person's directorships in other publicly-held corporations; the year during which such person's service as a Director commenced or will commence; such person's age; and the expiration date of such person's term or the term for which such person is a nominee.

                             NOMINEES FOR ELECTION

                                        PRINCIPAL OCCUPATION OR EMPLOYMENT         DIRECTOR            PROPOSED
                                           FOR PAST FIVE YEARS AND OTHER         CONTINUOUSLY            TERM
               NAME                 DIRECTORSHIPS OF PUBLICLY-HELD CORPORATIONS     SINCE       AGE   EXPIRATION
               ----                 -------------------------------------------  ------------   ---   ----------
                                               CLASS A DIRECTORS
Keith M. Kolerus..................  Retired Vice President, American Division,       1998       55       2004
                                    National Semiconductor (Computer Compo-
                                    nents), from 1996 to February 1998; Vice
                                    President, Strategy -- International
                                    Business, National Semiconductor, from 1995
                                    to 1996; President, National Semiconductor
                                    Japan Ltd., from 1992 to 1995; Chairman of
                                    the Board of Directors, National
                                    Semiconductor Japan Ltd., from 1995 to
                                    1998.

                                        PRINCIPAL OCCUPATION OR EMPLOYMENT         DIRECTOR            PROPOSED
                                           FOR PAST FIVE YEARS AND OTHER         CONTINUOUSLY            TERM
               NAME                 DIRECTORSHIPS OF PUBLICLY-HELD CORPORATIONS     SINCE       AGE   EXPIRATION
               ----                 -------------------------------------------  ------------   ---   ----------
Robert A. Lauer...................  Retired from Accenture (formerly known as        2001       57       2004
                                    Andersen Consulting) in August 2000, Mr.
                                    Lauer served in numerous managing partner,
                                    operational and service line leadership
                                    roles during his thirty-one year career,
                                    most recently serving as Managing Partner
                                    of Andersen Consulting's eHuman Performance
                                    Global Line of Business; Director, Docent,
                                    Inc.
Robert G. McCreary, III...........  Founder and currently a principal of             2001       49       2004
                                    CapitalWorks, LLC (a private equity group
                                    focusing on privatizations of public compa-
                                    nies), Mr. McCreary has served in numerous
                                    managing partner positions in investment
                                    banking firms and as a partner in a large
                                    regional corporate law firm.

                                         DIRECTORS CONTINUING IN OFFICE

                                               CLASS B DIRECTORS
James L. Bayman(1)................  Chief Executive Officer since April 1995         1984       64       2002
                                    and Chairman of the Board of the Company
                                    since April 1996; President of the Company
                                    from June 1984 to April 1996; Chief
                                    Operating Officer of the Company from June
                                    1984 to April 1995.
Thomas A. Commes(2)...............  Retired President and Chief Operating Of-        1999       59       2002
                                    ficer of The Sherwin-Williams Company
                                    (Paints and Painting Supplies Manufacture
                                    and Distribution) from June 1986 to March
                                    1999 and a Director of The Sherwin-
                                    Williams Company from April 1980 to March
                                    1999; Director, Applied Industrial
                                    Technologies, Inc. and Generac Portable
                                    Products, Inc.
Karl E. Ware(2)...................  Chairman and Chief Executive Officer, Ware       1988       74       2002
                                    Industries, Inc. (Metal Wire Forms and
                                    Steel Components).

                                        PRINCIPAL OCCUPATION OR EMPLOYMENT         DIRECTOR
                                           FOR PAST FIVE YEARS AND OTHER         CONTINUOUSLY            TERM
               NAME                 DIRECTORSHIPS OF PUBLICLY-HELD CORPORATIONS     SINCE       AGE   EXPIRATION
               ----                 -------------------------------------------  ------------   ---   ----------
                                               CLASS C DIRECTORS
Charles F. Christ(3)..............  Retired Vice President and General Manager       1997       62       2003
                                    of Components Division, Digital Equipment
                                    Corporation (Computer and Office Equip-
                                    ment) from July 1994 to July 1997; prior
                                    thereto, Vice President, Storage Business
                                    Unit, Digital Equipment Corporation; Direc-
                                    tor, Maxtor Corporation.
Arthur Rhein......................  President and Chief Operating Officer of         1990       55       2003
                                    the Company since April 1997; prior
                                    thereto, Senior Vice President of the
                                    Company from April 1993 until April 1997
                                    and Vice President -- Marketing from 1986
                                    to April 1993.
Thomas C. Sullivan(1)(3)..........  Chairman of the Board and Chief Executive        1984       63       2003
                                    Officer, RPM, Inc. (Specialty Coatings and
                                    Membranes); Director, National City Bank (a
                                    subsidiary of National City Corporation),
                                    Huffy Corporation, and Kaydon Corporation.

---------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND COMPENSATION OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which held three meetings during the last fiscal year, exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Audit Committee, which held two meetings during the last fiscal year, reviews with the Company's independent auditors the proposed scope of the Company's annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, provides recommendations as to the engagement of independent auditors, and reviews any concerns identified by either the internal or external audit functions. The members of the Audit Committee during the last fiscal year were Messrs. Singer, Commes, Gelb and Ware, each of whom is independent, as that term is defined under Nasdaq listing standards. The Compensation Committee, which held four meetings during the last fiscal year, reviews and makes recommendations concerning executive officers' compensation and employment agreements and the Company's stock option plans. The Compensation Committee also reviews and makes recommendations concerning outside Director compensation.

     The Board of Directors held four meetings during the last fiscal year. During the fiscal year, no Director attended less than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he served, during the periods that he served.

     Directors who are not also employees of the Company receive an annual fee of $20,000 and $1,000 for each Board or Committee meeting attended. In addition, such Directors receive $1,000 for each Board or Committee telephone conference in which they participate. In the event that more than one Board or Committee meeting is held on the same day, the Directors involved receive $500 for the second meeting attended. As Chairman of the Audit Committee, Mr. Singer received an annual fee of $4,000 in addition to any fees he received as a Committee member, and, as Chairman of the Compensation Committee, Mr. Gelb received an annual fee of $4,000 in addition to any fees he received as a Committee member.

     On the date of each Annual Meeting of Shareholders commencing with the Annual Meeting of Shareholders in 2001, each outside Director also receives, under the Company's 2000 Stock Option Plan for Outside Directors, an option to purchase 7,500 Common Shares. Such option has an exercise price equal to the fair market value of a Common Share on the date of grant, becomes exercisable in full on the date of grant, and expires ten years from the date of grant, unless the Director's services are earlier terminated.

     The Company also provides a Deferred Compensation Plan for its outside Directors. The Plan provides that a Director may elect, no later than 15 days prior to the start of a fiscal year, to defer all or a part of such Director's compensation for the following year, which deferral will continue until the election is revoked. Deferred compensation is credited to a Director's account, at the Director's option, as a cash allotment or stock allotment. Amounts deferred as a cash allotment bear interest at the National City Bank prime interest rate. Amounts deferred as a stock allotment are credited to the Director's account as the stock equivalent of the number of Common Shares that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the last trading day of the applicable quarter. The final account balance of stock allotments is the cash amount equal to a Director's aggregate stock equivalents multiplied by the last sales price of such shares on Nasdaq on the nearest trading day preceding such Director's termination of participation in the Plan. Distributions of the final account balance in a Director's account are payable in cash in five equal annual installments, or such other distribution schedule requested by the Director which is acceptable to the Company, commencing six months after the date on which the person ceases to be a Director or the date on which the Director elects to terminate participation in the Plan. The Plan also provides for various payment terms to beneficiaries in the event of the Director's death.

                                SHARE OWNERSHIP

     The following table sets forth the number of Common Shares beneficially owned by each Director nominee and Director; the Chief Executive Officer and each of the Executive Officers of the Company named in the Summary Compensation Table below; all Directors and Executive Officers as a group; persons known to the Company to own beneficially in excess of five percent of the Common Shares; and the percent of the class so owned as of June 11, 2001, unless otherwise indicated.

                                                                NUMBER OF
                                                              COMMON SHARES
                                                              BENEFICIALLY     PERCENT
                            NAME                                OWNED(1)       OF CLASS
                            ----                              -------------    --------
DIRECTOR NOMINEES AND DIRECTORS (EXCLUDING EXECUTIVE
  OFFICERS)(2)
Charles F. Christ...........................................      22,500(3)         *
Thomas A. Commes............................................      35,000(4)        .1
Victor Gelb.................................................      52,752(5)(6)     .2
Keith M. Kolerus............................................      24,500(7)         *
Robert A. Lauer.............................................             0          *
Robert G. McCreary, III.....................................             0          *
Edwin Z. Singer.............................................     110,579(5)(8)     .3
Thomas C. Sullivan..........................................      28,875(5)         *
Karl E. Ware................................................      25,250(5)         *
EXECUTIVE OFFICERS(2)
James L. Bayman.............................................   1,522,862(9)       4.8
Robert J. Bailey............................................     74,694(10)        .2
Peter J. Coleman............................................     50,505(11)        .2
Thomas G. Pitera............................................    112,688(12)        .4
Arthur Rhein................................................    440,625(13)       1.4
All Directors and Executive Officers as a group (14
  persons)..................................................  2,500,830(14)       7.7
OTHER PERSONS
Putnam Investments, LLC
  One Post Office Square
  Boston, Massachusetts 02109...............................  2,149,000(15)       6.8
Wachovia Corporation
  Wachovia Bank, National Association
  100 North Main Street
  Winston-Salem, North Carolina 27104.......................  4,056,202(16)      12.8
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401............................  1,747,125(17)       5.5
Mellon Financial Corporation
  One Mellon Center
  Pittsburgh, Pennsylvania 15258............................  1,726,943(18)       5.5

---------------

   * Shares owned are less than one-tenth of one percent of class.

 (1) Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above comprises both sole voting and dispositive power, or voting and dispositive power that is shared with the spouses of such persons.

 (2) The address of each Director nominee, Director and Executive Officer is 6065 Parkland Boulevard, Mayfield Heights, Ohio 44124.

 (3) Includes 22,500 Common Shares which the Director has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to the Director under the 1995 and 1999 Stock Option Plans for Outside Directors.

 (4) Includes 15,000 Common Shares which the Director has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to the Director under the 1999 Stock Option Plan for Outside Directors.

 (5) Includes 22,500 Common Shares which the Director has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to the Director under the 1995 and 1999 Stock Option Plans for Outside Directors.

 (6) Mr. Gelb will retire from the Board of Directors effective as of the Annual Meeting.

 (7) Includes 19,500 Common Shares which the Director has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to the Director under the 1995 and 1999 Stock Option Plans for Outside Directors.

 (8) Includes 70,000 Common Shares beneficially owned by a corporation controlled by Mr. Singer. Mr. Singer will retire from the Board of Directors effective as of the Annual Meeting.

 (9) Includes (i) 251,900 Common Shares which Mr. Bayman has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan, and (ii) 611,567 restricted Common Shares which Mr. Bayman was granted under the Pioneer-Standard Electronics, Inc. 1999 Restricted Stock Plan, as to which Mr. Bayman has sole voting power but no dispositive power until such shares have become vested.

(10) Includes 73,522 Common Shares which Mr. Bailey has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to him under the 1991 Stock Option Plan.

(11) Includes 50,500 Common Shares which Mr. Coleman has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to him under the 1991 Stock Option Plan.

(12) Includes 106,613 Common Shares which Mr. Pitera has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to him under the 1991 Stock Option Plan.

(13) Includes 187,900 Common Shares which Mr. Rhein has the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to him under the 1991 Stock Option Plan.

(14) The number of Common Shares shown as beneficially owned by the Company's Directors and Executive Officers as a group includes 817,435 Common Shares which such persons have the right to acquire within 60 days of June 11, 2001 through the exercise of stock options granted to them under the 1991 Stock Option Plan, the 1995 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

(15) As reported on a Schedule 13G report dated February 13, 2001. Putnam Investments, LLC is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The reporting person has shared voting power with respect to 429,181 Common Shares and shared dispositive power with respect to 2,149,000 Common Shares. Of the Common Shares shown in the table, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, which are wholly owned registered investment advisers of Putnam Investments, LLC and are located at the same address as Putnam Investments, LLC, beneficially own 803,788 Common Shares and 1,345,212 Common Shares, respectively.

(16) The reporting person has shared voting power with respect to the 4,056,202 Common Shares. These Common Shares are held in The Pioneer Stock Benefit Trust, of which the reporting person is trustee, pursuant to the Share Subscription Agreement and Trust effective as of July 2, 1996, between the Company and Wachovia Bank of North Carolina, N.A.

(17) As reported on a Schedule 13G report dated February 2, 2001.

(18) As reported on a Schedule 13G report dated January 18, 2001. The reporting person has shared dispositive power with respect to 21,500 Common Shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended March 31, 2001, 2000 and 1999, of all those persons who were during the 2001 fiscal year (i) the Chief Executive Officer and (ii) the other four most highly compensated Executive Officers of the Company for the fiscal year (collectively, the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                       ANNUAL COMPENSATION                        AWARDS
                          ---------------------------------------------   -----------------------
                                                            OTHER         RESTRICTED   SECURITIES
        NAME AND                                            ANNUAL          STOCK      UNDERLYING      ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION(1)    AWARDS(2)     OPTIONS     COMPENSATION(3)
   ------------------     ----   --------   --------   ----------------   ----------   ----------   ----------------
James L. Bayman.........  2001   $600,000   $515,839         $--          $       --     100,000        $58,957
  Chairman of the         2000    500,000    619,662          --           8,256,155          --         45,152
  Board and Chief         1999    425,000    398,653          --                  --     200,000         43,926
  Executive Officer
Arthur Rhein............  2001    500,000    419,125          --                  --     200,000         45,105
  President and Chief     2000    400,000    503,475          --                  --          --         33,966
  Operating Officer       1999    350,000    323,906          --                  --     150,000         33,184
Thomas G. Pitera........  2001    375,000    323,899          --                  --      70,000         20,793
  President, Industrial   2000    325,000    355,163          --                  --          --          8,219
  Electronics Division    1999    331,246     90,417          --                  --      90,000          6,096
Robert J. Bailey........  2001    325,000    201,692          --                  --      60,000         12,719
  Senior Vice President,  2000    270,825     72,110          --                  --          --          6,072
  Marketing, Computer     1999    225,000    113,250          --                  --      80,000          6,691
  Systems Division
Peter J. Coleman........  2001    325,000    201,692          --                  --      60,000         12,776
  Senior Vice President,  2000    275,000     72,101          --                  --          --          7,739
  Sales, Computer         1999    225,000    113,250          --                  --      80,000          7,497
  Systems Division

---------------

(1) Unless otherwise indicated, no Executive Officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2) The dollar value for the fiscal year ended March 31, 2000 was calculated by multiplying the number of restricted Common Shares granted to Mr. Bayman by the closing price of $13.50 on July 27, 1999. As of March 30, 2001, the 611,567 restricted Common Shares held by Mr. Bayman had an aggregate value of $7,491,696, based upon the closing price of the Common Shares on March 30, 2001 of $12.25 per share. The Company's Restricted Stock Plan provides for the vesting of the Common Shares over a three-year period commencing when Mr. Bayman commences his Period of Transition described below. See "Employment Agreements." Dividends on the restricted Common Shares are payable to Mr. Bayman in the same manner as dividends on other Common Shares.

(3) Consists of (i) contributions by the Company on behalf of the Executive Officers to the Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan, which during fiscal 2001 were as follows: James L. Bayman, $5,748; Arthur Rhein, $5,331; Thomas G. Pitera, $6,056; Robert J. Bailey, $7,252;

    and Peter J. Coleman, $7,309; (ii) premiums paid for split dollar life insurance by the Company, which during fiscal 2001 were as follows: James L. Bayman, $35,346; and Arthur Rhein, $25,062; and (iii) contributions by the Company to the Supplemental Executive Retirement Plan, which during fiscal 2001 were as follows: James L. Bayman, $17,863; Arthur Rhein, $14,712; Thomas G. Pitera, $14,737; Robert J. Bailey, $5,467; and Peter J. Coleman, $5,467.

     Shown below is information with respect to grants of stock options to the Executive Officers during the fiscal year ended March 31, 2001. The options were granted at the fair market value on the date of grant and have a term of ten years.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                               -----------------------------------------------
                                            % OF TOTAL
                                             OPTIONS                             POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF     GRANTED                                ASSUMED ANNUAL RATES OF
                               SECURITIES       TO                               STOCK PRICE APPRECIATION FOR
                               UNDERLYING   EMPLOYEES    EXERCISE                   OPTION TERM (10 YEARS)
                                OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------------
            NAME                GRANTED        YEAR      $/SHARE       DATE           5%              10%
            ----               ----------   ----------   --------   ----------   -------------   -------------
James L. Bayman..............    100,000(1)    10.8       $13.75    4/26/2010     $  865,000      $2,191,000
Arthur Rhein.................    200,000(2)    21.5        13.75    4/26/2010      1,730,000       4,382,000
Thomas G. Pitera.............     70,000(3)     7.5        13.75    4/26/2010        605,500       1,533,700
Robert J. Bailey.............     60,000(4)     6.5        13.75    4/26/2010        519,000       1,314,600
Peter J. Coleman.............     60,000(5)     6.5        13.75    4/26/2010        519,000       1,314,600

---------------

(1) Options became exercisable as to 33,300 Common Shares on April 26, 2001, and become exercisable as to 33,300 Common Shares on April 26, 2002 and 33,400 Common Shares on April 26, 2003.

(2) Options became exercisable as to 66,600 Common Shares on April 26, 2001, and become exercisable as to 66,600 Common Shares on April 26, 2002 and 66,800 Common Shares on April 26, 2003.

(3) Options became exercisable as to 23,300 Common Shares on April 26, 2001, and become exercisable as to 23,300 Common Shares on April 26, 2002 and 23,400 Common Shares on April 26, 2003.

(4) Options became exercisable as to 20,000 Common Shares on April 26, 2001, and become exercisable as to 20,000 Common Shares on April 26, 2002 and 20,000 Common Shares on April 26, 2003.

(5) Options became exercisable as to 20,000 Common Shares on April 26, 2001, and become exercisable as to 20,000 Common Shares on April 26, 2002 and 20,000 Common Shares on April 26, 2003.

     Shown below is information with respect to the exercise of options to purchase Common Shares by the Executive Officers and unexercised options to purchase Common Shares for the Executive Officers.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES                   UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                             ACQUIRED                      FISCAL YEAR-END           AT FISCAL YEAR-END (1)
                                ON        VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              --------   ----------   -----------   -------------   -----------   -------------
James L. Bayman............       --    $       --     214,734        115,266       $310,100       $ 39,900
Arthur Rhein...............  126,050     1,086,729      84,200        332,600        173,652        288,700
Thomas G. Pitera...........       --            --      86,013        160,062        220,122        121,100
Robert J. Bailey...........       --            --      45,425        136,200         76,285        175,000
Peter J. Coleman...........       --            --      25,400        125,600         14,700        160,300

---------------

(1) Based on the difference between the exercise price of such options and the closing price of a share of Common Shares on Nasdaq on March 30, 2001 ($12.25).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Supplemental Executive Retirement Plan was established during the 2000 fiscal year to provide retirement cash benefits, in an amount not to exceed 50% of final average earnings, to a select group of highly-compensated management employees. The maximum accrued annual cash benefit under the Supplemental Executive Retirement Plan is limited to 50% of the participant's final average earnings, which for this purpose would be the participant's base salary, including pre-tax deferrals, plus annual incentive compensation, offset by other Company funded retirement benefits. Mr. Bayman does not participate in the Supplemental Executive Retirement Plan, but instead is covered by the Restricted Stock Plan.

     The following table sets forth the total retirement benefit under the Company's Supplemental Executive Retirement Plan for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service:

                             ESTIMATED BENEFITS UPON RETIREMENT
  AVERAGE       (AS OF JUNE 1, 2001) WITH YEARS OF SERVICE INDICATED (1)(2)
   ANNUAL      --------------------------------------------------------------
COMPENSATION    5 YEARS      10 YEARS     20 YEARS     30 YEARS     35 YEARS
------------   ----------   ----------   ----------   ----------   ----------

 $  500,000    $  805,583   $1,611,166   $2,416,700   $2,416,700   $2,416,700

    550,000       886,141    1,772,282    2,658,370    2,658,370    2,658,370

    600,000       966,699    1,933,399    2,900,040    2,900,040    2,900,040

    650,000     1,047,258    2,094,515    3,141,710    3,141,710    3,141,710

    700,000     1,127,815    2,255,632    3,383,380    3,383,380    3,383,380

    750,000     1,208,374    2,416,748    3,625,050    3,625,050    3,625,050

    800,000     1,288,932    2,577,865    3,866,720    3,866,720    3,866,720

    850,000     1,369,491    2,738,981    4,108,390    4,108,390    4,108,390

    900,000     1,450,049    2,900,098    4,350,060    4,350,060    4,350,060

    950,000     1,530,607    3,061,215    4,591,730    4,591,730    4,591,730

  1,000,000     1,611,166    3,222,331    4,833,400    4,833,400    4,833,400

  1,050,000     1,691,724    3,383,448    5,075,070    5,075,070    5,075,070

  1,100,000     1,772,282    3,544,564    5,316,740    5,316,740    5,316,740

  1,150,000     1,852,840    3,705,681    5,558,410    5,558,410    5,558,410

  1,200,000     1,933,399    3,866,797    5,800,080    5,800,080    5,800,080

  1,250,000     2,013,957    4,027,914    6,041,750    6,041,750    6,041,750

  1,300,000     2,094,515    4,189,030    6,283,420    6,283,420    6,283,420

  1,350,000     2,175,073    4,350,147    6,525,090    6,525,090    6,525,090

  1,400,000     2,255,632    4,511,264    6,766,760    6,766,760    6,766,760

  1,450,000     2,336,190    4,672,380    7,008,430    7,008,430    7,008,430

  1,500,000     2,416,748    4,833,497    7,250,100    7,250,100    7,250,100

---------------

(1) Assuming retirement at age 65.

(2) The maximum accrued annual cash benefit under the Supplemental Executive Retirement Plan is limited to 50% of the participant's final average earnings, which includes the participant's base salary, including pre-tax deferrals, plus annual incentive compensation, offset by other Company funded retirement benefits and Social Security benefits.

     With respect to the Executive Officers listed in the Summary Compensation Table and employed by the Company as of June 1, 2001, Mr. Rhein has 19 years of benefit service, Mr. Pitera has 11 years of benefit service, Mr. Bailey has 24 years of benefit service and Mr. Coleman has 28 years of benefit service with the Company.

EMPLOYMENT AGREEMENTS

     The Company entered into Employment Agreements with Messrs. Bayman and Rhein effective April 1, 2000 (the "2000 Employment Agreements"). The 2000 Employment Agreements for Messrs. Bayman and Rhein initially provided for a monthly base salary of $50,000 and $41,666.67, respectively. Messrs. Bayman and Rhein are eligible to participate in the Company's 2000 Annual Incentive Plan under the 2000 Employment Agreements.

     During the term of their employment, Messrs. Bayman and Rhein are entitled to receive fringe and other benefits to which executive officers of the Company are generally entitled, including participation in the Company's Retirement Plan and Benefit Equalization Plan, the reimbursement of club fees and dues and automobile expenses, and health, life, disability and accidental death and dismemberment insurance coverage. Mr. Rhein also is entitled to participate in the Company's Supplemental Executive Retirement Plan. Also, Messrs. Bayman and Rhein are eligible to participate in the Company's existing and successor option plans, with any grants under such plans to be at the discretion of the Compensation Committee.

     The 2000 Employment Agreement for Mr. Bayman has a term of two years, with an option on his part to reduce the term to one year. The 2000 Employment Agreement for Mr. Bayman provides a three year transitional employment arrangement with the Company after expiration of his term as an officer of the Company pursuant to which he will be paid $110,000 per year for his part-time services, and during which Period of Transition he will remain an employee of the Company for all purposes. The 2000 Employment Agreement for Mr. Rhein has a term of one year, which term is renewed automatically for successive one-year terms unless terminated by either the Company or Mr. Rhein pursuant to the provisions of the 2000 Employment Agreement.

     Messrs. Bayman and Rhein will be entitled to certain payments and benefits under the 2000 Employment Agreements if their employment with the Company is terminated under certain circumstances. In the event of discharge or voluntary resignation during the one-year period following a change in control (or, in certain circumstances, in the event of discharge during a limited period before an anticipated change in control) of the Company (as defined below), Messrs. Bayman and Rhein are entitled to receive under the 2000 Employment Agreements their base salary through the end of the month in which their termination of employment occurs, plus an amount equal to 36 times their current monthly base salary payable in one payment immediately upon such termination. In addition, each of Messrs. Bayman and Rhein are entitled to immediate payment of an incentive cash bonus based upon his incentive cash bonus under the 2000 Annual Incentive Plan for the preceding year, pro rated for the current year, plus an amount equal to his earned incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the preceding three years. For three years following such termination, Messrs. Bayman and Rhein also are entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to his termination. "Change in control" is defined in the 2000 Employment Agreements as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, including (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) the event that, during any period of 12 consecutive months, individuals who were Directors of the Company at the beginning of the period, and for whom such officers voted as a shareholder, cease for any reason to constitute at least a majority of the Board of Directors. The 2000 Employment Agreement for Mr. Rhein defines "change in control" to include, in addition to the foregoing, the event that Mr. Rhein is not offered the position of Chief Executive Officer of the Company within six months after the termination of Mr. Bayman's status as such, or, at any time during the one-year period following the first day on which Mr. Rhein holds the title of Chief Executive Officer, such title is revoked or his duties or obligations are materially inconsistent with the duties or obligations of the Chief Executive Officer of the Company, unless the failure of Mr. Rhein to be offered such position or such revocation or assignation is due to his disability, death, termination of employment for "cause" (as described below) or voluntary termination without a "good reason" (as described below).

     In the event of discharge without cause or voluntary resignation for a good reason, each of Messrs. Bayman and Rhein is entitled to receive his base salary for the month in which his termination of employment occurs, plus an incentive cash bonus calculated on the basis of his earned incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the immediately preceding fiscal year, pro rated for the then current fiscal year through his date of termination, plus a monthly payment, for the 24 months following such termination of employment, of an amount equal to 1/24th of the sum of 24 times his current monthly base salary plus an amount equal to his earned incentive cash bonus under the 2000 Annual Incentive Plan (or any predecessor annual incentive plan or arrangement) for the two previously completed fiscal years. For the 24 months following such termination, Messrs. Rhein and Bayman also are entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company on the same basis as provided immediately prior to termination (or the economic equivalent thereof where such crediting is not permitted). Amounts payable to Messrs. Bayman and Rhein as a result of termination by the Company without cause or voluntary termination without good reason will be reduced by any amounts which the executive to whom payments are due actually receives from another employer during the 24 month period following the date of any such termination, and any benefits payable to such executive by reason of any welfare benefit plan of the Company or perquisites will be reduced to the extent comparable benefits or perquisites (or the cash equivalent thereof) are actually received by such executive from another employer during such period.

     The 2000 Employment Agreements also contain certain restrictive covenants, including a confidentiality provision, which survives such agreements indefinitely, and non-competition and non-interference provisions, which extend two years after a termination of employment, unless such termination occurs within one year following a change in control, in which case such provisions terminate upon such termination of employment. All obligations of the Company to make any payments or provide any benefits following termination of employment under the 2000 Employment Agreements cease upon a breach of such restrictive covenants.

     "Cause" is defined in the 2000 Employment Agreements to mean that termination of the executive's employment shall have been the result of (a) his conviction of the offense of misappropriation of money or other property of the Company or of any felony, provided that such offense or felony results in material economic harm to the Company or has a materially adverse effect on the Company's operations, property or business relationships; (b) a breach by the executive of his obligation under the 2000 Employment Agreement to devote his full time to the affairs of the Company (which breach is not cured within 30 days after the executive's receipt of written notice from the Company) or a breach of any of the restrictive covenants relating to competition, disclosure or solicitation contained in the 2000 Employment Agreement; or (c) the substantial and continued failure or refusal to perform under the 2000 Employment Agreement which the executive fails to remedy within 30 days after his receipt of written notice from the Company. "Good reason" is defined in the 2000 Employment Agreements generally to mean the occurrence of: (i) any reduction in the executive's position, authority or title; (ii) any material reduction in the executive's responsibilities or duties for the Company; (iii) any material adverse change or reduction in the aggregate perquisites, benefits and payments to which the executive is entitled under the 2000 Employment Agreements; (iv) any change in the executive's reporting relationship; (v) any relocation of the executive's principal place of work with the Company to a location that exceeds by 50 miles the distance from the location of his residence at the time of such relocation of his principal place of work with the Company to the Company's headquarters; or (vi) the material breach or material default by the Company of any of its agreements or obligations under any provision of the 2000 Employment Agreements, unless such breach or default is substantially cured within 30 days after written notice advising the Company of the acts or omissions constituting such breach or default is actually received by the Company.

     Upon either voluntary termination without good reason or termination for cause, the executives whose employment with the Company is so terminated will not be entitled to further remuneration payments under the 2000 Employment Agreements. The 2000 Employment Agreements also prohibit the executives from competing with the Company or interfering with the Company's relationships with its customers and employees if the executive's employment with the Company is terminated for any reason other than in connection with a change in control, and the breach of any of such prohibitions by an executive will result in the termination of payments by the Company to the executive under the 2000 Employment Agreements.

     The 2000 Employment Agreements also provide that, if any payment received by Messrs. Bayman and Rhein in connection with a change in control of the Company is deemed a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an "excess parachute payment" within the meaning of Section 280G(b), such executive will be entitled to a cash payment in an amount equal to the 20% excise tax, if any, payable by such executive pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax payment. The 2000 Employment Agreements also provide for payment by the Company of up to $500,000 of legal fees incurred by either of Messrs. Bayman and Rhein in the event that, following a "change in control," the executive may be caused to institute or defend proceedings to enforce his rights under his 2000 Employment Agreement.

     Had a "change in control" and termination of employment occurred on June 11, 2001, Mr. Bayman would have received $3,420,127 under his 2000 Employment Agreement (36 times his current monthly base salary plus incentive bonuses) and the 611,567 Common Shares issued to him under the Restricted Stock Plan valued at $7,571,200 (on June 11, 2001 the Common Shares closed at $12.38 per share on Nasdaq) would have become vested and would be considered additional taxable income. Mr. Rhein would have received $2,851,287 under his 2000 Employment Agreement. In addition, all stock options granted to the above individuals would have become immediately vested. To the extent that any of the above would be considered an excess parachute payment under Section 4999 subject to the 20% excise tax, the Company would be obligated to reimburse the officers for such tax plus any additional excise tax thereon, plus all federal, state and local income taxes on the excise tax reimbursements at a combined assumed rate of forty-seven percent (47%), all or part of which may not be tax deductible by the Company as an ordinary and necessary business expense. These payments might have the effect of discouraging any possible acquisition or hostile takeover of the Company. However, depending on the facts and circumstances at the time of an actual "change in control," the payments due to Messrs. Bayman and Rhein under their 2000 Employment Agreements may be materially larger or smaller, and may include additional benefits and payments under other employee benefit plans, programs, perquisites or arrangements of the Company not considered in the above analysis.

     Non-Competition Agreement and Change of Control Agreement. On February 25, 2000, the Company entered into non-competition agreements and change of control agreements with Messrs. Pitera, Bailey and Coleman. Under the non-competition agreements, in the event the Company terminates such executive's employment without cause, such executive is entitled to his monthly base salary, target incentive and benefit coverage for 12 months following such termination. In the event such executive's employment is terminated for cause or he voluntarily resigns his position, the Company has no obligations for such payments or benefits coverage under the non-competition agreement. If any of Messrs. Pitera, Bailey or Coleman is terminated for cause or voluntarily terminates his employment, such executive is prohibited under the non-competition agreement for the two-year period following any such termination (the "Noncompetition Period") from being employed by, owning, operating or having similar involvement, directly or indirectly, with any business that competes with the Company in the distribution of electronic parts, components or systems in the geographical area in which the Company conducts its business. In the event that any of Messrs. Pitera, Bailey or Coleman is terminated without cause, the Company may, in its sole discretion, elect to pay such executive his regular base salary and target incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as the Company makes such payments, such executive will be bound by the non-competition provisions described above. The non-competition agreements also contain nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described below will supersede those of the non-competition agreement with respect to severance and non-competition terms.

     Under the change of control agreements, if during the 12 month period following a change of control (as described below), Messrs. Pitera, Bailey or Coleman is discharged without cause or voluntarily terminates his employment for any reason, such executive is entitled to receive a lump sum amount within 30 days of such termination of employment equal to 24 times the greater of (i) such executive's highest monthly base salary paid during the 12 month period preceding a change in control or (ii) such executive's highest monthly base salary paid or payable by the Company at any time from the 90 day period preceding a change in control through the date of termination. In addition, each of Messrs. Pitera, Bailey and Coleman is entitled to receive a lump sum amount equal to the greater of (i) four times such executive's highest aggregate amount of incentive compensation paid during any six consecutive months of the 12 months preceding a change in control or (ii) four times such executive's highest aggregate amount of incentive compensation paid during any six consecutive months preceding the date of termination. Further, each of Messrs. Pitera, Bailey and Coleman is entitled to receive 24 times the monthly amount paid such executive as an auto allowance immediately preceding a change in control. For two years following such termination, such executive also is entitled to all benefits and service credits for benefits under all employee benefit plans, programs or arrangements of the Company (or the economic equivalent thereof where such crediting is not permitted). For purposes of the change of control agreements for Messrs. Pitera, Bailey and Coleman, "cause" is defined as (i) an act or acts of personal dishonesty taken by the employee and intended to result in personal enrichment of the employee at the expense of the Company or (ii) the conviction of the employee of a felony.

     If any payment received by Messrs. Pitera, Bailey and Coleman in connection with a change of control of the Company is deemed a "parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an "excess parachute payment" within the meaning of such Section 280G(b), he will be entitled under the change of control agreement to a cash payment in an amount equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax payment. For purposes of the change of control agreement, a "change of control" is defined as (i) the acquisition by any person of beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the individuals who constitute the Board of Directors of the Company as of February 25, 2000 (the "Incumbent Board") cease to constitute a majority of the Board of Directors of the Company, provided that any individual who subsequently becomes a director or whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual in connection with an actual or threatened election contest) shall be considered as though such person were a member of the Incumbent Board, or (iii) approval by the Company's shareholders of a reorganization, merger or consolidation with respect to which persons who were not shareholders before such reorganization, merger or consolidation own more than 80% of the combined voting power of the Company, or a liquidation of the Company or the sale of all or substantially all of the assets of the Company.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart compares the value of $100 invested in the Common Shares with a similar investment in the S&P Stock Index ("S&P 500") and the companies listed in the SIC Code 5065-Electronic Parts and Equipment N.E.C. Index (the Company's "Peer Group") for the period March 31, 1996 through March 31, 2001.

                                  [line graph]

           ----------------------------------------------------------------------------------------------------------
                                                 BASE                            YEARS ENDING
                                                PERIOD    -----------------------------------------------------------
           COMPANY NAME/INDEX                   MAR 96      MAR 97      MAR 98      MAR 99      MAR 00      MAR 01

           ----------------------------------------------------------------------------------------------------------

             Pioneer-Standard Electronics,
                Inc.                              100        83.67       81.08       43.98      106.66       83.66

           ----------------------------------------------------------------------------------------------------------

             S&P 500 Index                        100       119.82      177.34      210.08      247.77      194.06

           ----------------------------------------------------------------------------------------------------------

             Peer Group                           100       108.89      116.53       64.82      132.80       71.48

           ----------------------------------------------------------------------------------------------------------

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is comprised of four outside Directors of the Company. The Committee is responsible for reviewing, implementing and administering the Company's executive officer and director compensation and employment arrangements and plans.

     Set forth below is a report submitted by Messrs. Christ, Gelb, Singer and Sullivan in their capacity as members of the Committee. The report addresses the policies of the Committee with respect to the compensation and employment arrangements applicable to the Company's executive officers and describes the factors considered by the Committee in determining the compensation of James L. Bayman, Chairman and Chief Executive Officer of the Company, for the Company's 2001 fiscal year.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     In November 1998, at the request of the Committee, the Company retained the services of Ernst & Young LLP ("Ernst & Young") as consultants to conduct a comprehensive review of the Company's executive officer compensation. This review compared the Company's executive officers' base salaries, short term annual cash bonus incentives, long term stock incentives, retirement benefits and perquisites to those of a peer group of twenty companies compiled by Ernst & Young. The companies selected for inclusion in the peer group (some of which are included in the peer group used in the "Shareholder Return Performance Presentation," included elsewhere in this Proxy Statement) were those (1) with lines of business comparable to the Company's, or (2) which may compete with the Company for executive talent. Based on its analysis of this peer group comparison, Ernst & Young was also asked to recommend appropriate modifications to the Company's executive compensation practices in order to enhance the Company's ability to attract, retain and appropriately incent talented executive officers. After lengthy consideration of the report submitted by Ernst & Young, and with the concurrence of the Company's executive officers, the Committee developed a philosophy for compensating the Company's executive officers and identified the Company objectives which that philosophy is intended to accomplish. On the basis of such philosophy and objectives, the Committee recommended, the Board of Directors adopted, and, where appropriate, the Company's shareholders approved, a revised compensation program, the elements of which are described below.

     Compensation Philosophy. In conjunction with Ernst & Young's analysis of the Company's compensation practices, the Committee adopted a compensation philosophy for executive officers incorporating the following objectives:

     (1) The Company will pay competitive base salary at the 50th percentile of its compensation peer group;

     (2) The Company will pay an annual cash bonus incentive targeted at the 50th percentile of its compensation peer group;

     (3) The Company will maintain a long-term stock incentive program that also generally targets the 50th percentile of its compensation peer group; and

     (4) Executive compensation will be reviewed annually based on a compensation peer group, which peer group may be modified from time to time to reflect changes in the Company's business strategy.

     Compensation Objectives. The Committee believes that the Company's executive compensation program should promote the following objectives:

     (1) To attract, retain and motivate executives who can significantly contribute to the success of the Company;

     (2) To reward the achievement of short- and long-term business objectives that have been approved by the Board of Directors;

     (3) To provide a rational, consistent and competitive executive compensation program that is well understood by those to whom it applies; and

     (4) To tie a significant portion of executive compensation to the long-term performance of the Common Shares.

     The Committee believes that if these compensation objectives are consistently achieved, shareholder value will be enhanced over time.

     Base Salary and Annual Incentive Compensation. The peer group analysis prepared by Ernst & Young demonstrated the Company's executive officers' base salary compensation to be substantially below the 50th percentile market consensus. Therefore, for the past several fiscal years, the Committee has approved increases in the executive officers' base salaries in order to raise them incrementally to the targeted level. For fiscal year 2001, the base salary for Mr. Bayman, the Chairman and Chief Executive Officer of the Company, was increased from $500,000 to $600,000. The Committee believes that the approved increases for Mr. Bayman and the other executive officers appropriately balanced the Company's objectives of providing competitive executive compensation and managing the impact of moving executive compensation to the 50th percentile market level.

     In fiscal year 2001, the Company implemented an Annual Incentive Plan in which certain of the Company's elected executive officers have been designated participants by the Committee. This Plan was approved by the Company's shareholders at the annual meeting held in July 2000, and is intended to meet the requirements for the payment of "performance based compensation" under
Section 162(m) of the Internal Revenue Code of 1986. The Plan replaces the bonus provision formerly included in such executive officers' employment agreements, which established a formula pursuant to which annual cash incentive awards would be paid.

     The Plan, which is administered by the Committee, provides for the payment of Awards, in cash or Common Shares at the Committee's discretion, to participants upon the Committee's certification of achievement of written performance goals established by the Committee for a given performance period. During fiscal year 2001, the Committee established performance goals for two performance periods: the six months ended September 30, 2000, and the fiscal year ended March 31, 2001. Such performance goals were tied to the Company's achievement of established targets for return on capital for the performance periods.

     Based on the results of the Company for the performance periods, the Committee certified that the performance goals for both the six month and the fiscal year performance periods were satisfied. Accordingly, pursuant to a payment formula set by the Committee in conjunction with its establishment of the performance goals, Mr. Bayman earned a cash Award of $277,369 for the six months ended September 30, 2000, and a cash Award of $515,839 for the fiscal year ended March 31, 2001. His fiscal year Award was offset by the amount of the Award for the six months ended September 30, 2000, resulting in an actual payment to Mr. Bayman for the fiscal year performance period of $238,470. Pursuant to the terms of the Plan, commencing in fiscal year 2002, performance goals will be established solely for the fiscal year so that earned Awards under the Plan will be payable annually.

     Stock Option Target Awards. Based upon the report and recommendations of Ernst & Young, the Committee determined to apply a target annual grant rate of stock options of 2% of diluted Common Shares outstanding. The Committee also accepted the recommendation of Ernst & Young that senior executive officers receive stock option grants based on the Black-Scholes Multiple targeted generally at the 50th percentile, with all remaining options available to be allocated to other executive officers and other key employees based upon recommendations to the Committee by the Chief Executive Officer. During fiscal year 2001, the Committee approved the award of a stock option for 100,000 Common Shares to Mr. Bayman.

     Change in Control Provisions. During fiscal year 2000, based upon Ernst & Young's analysis of the Company's peer group's executive compensation practices, the Company increased the severance payment payable to certain of the Company's elected executive officers, including Mr. Bayman, upon a "change in control" from two (2) times such executive officer's base salary plus annual incentive cash bonus compensation to three (3) times such amount. These executive officers also were provided an excise and income tax gross up on any excise tax payment owed by such executive officers as a result of any amount received by the executive officer that is determined to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986. Those provisions remained in effect for fiscal year 2001.

     Retirement and Other Benefits. Based upon Ernst & Young's compensation review, the Committee recognized that retirement and other benefits provided to the Company's executive officers were significantly less than competitive. To bring the Company's retirement and other benefits in line with those offered by peer companies, the following additional executive retirement and other benefits have been adopted during the last three fiscal years at the recommendation of the Committee, and remain in effect for fiscal year 2001:

- SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

     A "SERP" was established to provide retirement cash benefits, in an amount not to exceed 50% of final average earnings, to a select group of highly-compensated management employees, which includes elected officers and others selected by the Committee. The maximum cash benefit under the SERP is limited to 50% of the participant's final average earnings, which for this purpose would be the participant's base salary, including pre-tax deferrals, plus annual incentive compensation, offset by other Company funded retirement benefits. Mr. Bayman does not participate in the SERP, but instead is covered by the Restricted Stock Plan discussed below.

- RESTRICTED STOCK PLAN

     Due to the nearness to retirement age of Mr. Bayman and John V. Goodger, then the Company's Vice President and Treasurer, at the time of the Committee's recommendation to provide retirement benefits to the Company's executive officers, the Committee concluded that providing retirement benefits under the SERP would have a substantial negative effect on the Company's cash flow. Therefore, it was concluded that Messrs. Bayman and Goodger would be excluded from the SERP and would instead be covered by a separate Restricted Stock Plan. The Plan provides for a one-time grant of restricted Common Shares to Messrs. Bayman and Goodger of 611,567 and 112,231 Common Shares, respectively, which are the amounts calculated by Ernst & Young as an actuarial approximation of participation in the SERP. The Restricted Stock Plan provides for the vesting of the Common Shares over a three year period and is, therefore, to a significant extent a reward for future service rather than solely a substitute for the SERP.

- BENEFIT EQUALIZATION PLAN

     A Benefit Equalization Plan has been established to permit the Company to set aside amounts for retirement on a profit sharing and 401(k) type basis in excess of amounts allowed under the Company's 401(k) Profit Sharing Plan. Additional voluntary deferrals of compensation also are permitted under the Benefit Equalization Plan. The Plan is limited to a select group of management and other highly-compensated employees selected by the Committee.

- SENIOR EXECUTIVE DISABILITY PLAN

     A Senior Executive Disability Plan has been established to provide enhanced disability benefits to the Chief Executive Officer and to elected officers and other key employees selected by the Chief Executive Officer. The disability benefit payable to a participant is 60% of base salary, including pre-tax deferrals, plus annual incentive compensation.

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                             Victor Gelb (Chairman)
                               Charles F. Christ
                                Edwin Z. Singer
                               Thomas C. Sullivan

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. Ernst & Young LLP, the Company's independent auditors, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

     In carrying out its responsibilities, the Audit Committee has reviewed and has discussed with the Company's management, the Company's 2001 audited financial statements. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. In addition, the Audit Committee discussed with the Company's financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the audit, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards.

     The Audit Committee has also received the written disclosures from Ernst & Young LLP regarding their independence from the Company and its management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has considered the compatibility of non-audit services with the auditors' independence.

     Based on the Audit Committee's reviews and discussions referred to above, and in reliance upon them, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                 THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           Edwin Z. Singer (Chairman)
                                  Victor Gelb
                                  Karl E. Ware
                                Thomas A. Commes

                              INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has re-appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2002. Fees for services rendered by Ernst & Young LLP for the last fiscal year were:

                              Financial Information Systems
         Audit Fees           Design and Implementation Fees    Fees for All Other Services
          $323,000                          $0                           $325,000

     Fees for all other services included audit related services of $116,000 and tax related services of $209,000. Audit related services generally include fees for employee benefits plan audits, business acquisitions, accounting consultations and Securities and Exchange Commission registration statements. Tax related services generally include fees for tax compliance and consulting.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     Reports will be laid before the Annual Meeting, including a letter from the Chairman of the Board and Chief Executive Officer which accompanies the financial statements of the Company and the Auditor's Report prepared by independent auditors. The Board of Directors does not contemplate and does not intend to present for consideration the taking of action by shareholders with respect to any reports to be laid before the Annual Meeting or with respect to the minutes of the Annual Meeting of Shareholders held on July 25, 2000, which will be read at the Annual Meeting on July 24, 2001, unless a motion to dispense with a reading is adopted.

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors, executive officers and beneficial owners of more than 10% of the Common Shares.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's principal executive offices not later than March 1, 2002, for inclusion in the Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Commission.

     The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended March 31, 2002, unless the Company receives notice of such proposals prior to May 15, 2002.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY SHAREHOLDER ENTITLED TO VOTE AT THE FORTHCOMING ANNUAL MEETING, THE COMPANY WILL MAIL, AT NO CHARGE TO THE SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. REQUESTS FROM BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH ANNUAL MEETING. WRITTEN REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO:

                       Investor Relations
                       Pioneer-Standard Electronics, Inc.
                       6065 Parkland Boulevard
                       Mayfield Heights, Ohio 44124

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                    By Order of the Board of Directors.

                                    LAWRENCE N. SCHULTZ
                                    Secretary
June 29, 2001

                                                                      APPENDIX A

                       PIONEER-STANDARD ELECTRONICS, INC.

                            AUDIT COMMITTEE CHARTER

     THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PIONEER-STANDARD ELECTRONICS, INC. (THE "COMPANY") WILL INFLUENCE THE OVERALL "TONE" OF QUALITY FINANCIAL REPORTING, SOUND INTERNAL CONTROLS AND ETHICAL BEHAVIOR THROUGH THE OVERSIGHT RESPONSIBILITY, AUTHORITY AND SPECIFIC DUTIES AS DESCRIBED BELOW.

COMPOSITION

     The Audit Committee (the "Committee") shall be comprised of three or more "independent directors," as defined in the Blue Ribbon Committee Report on Improving the Effectiveness of Corporate Audit Committees. The Committee determined by the Board of Directors (the "Board") will meet the independence and experience requirements of the National Association of Securities Dealers, Inc. (the "NASD"). The members of the Committee will have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements. At least one member of the Committee must have accounting or financial management expertise. One of the members of the Committee shall be appointed Committee chairman by the chairman of the Board. It is suggested the Board can consider rotating members for increased exposure and continuity purposes.

AUTHORITY

     In addition to performing the responsibilities hereinafter, the Committee will be responsible for investigating all financial accounting, reporting activity and internal controls of the Company. The Committee is empowered with Board authority to execute such investigations including the ability to retain third parties having special competence as necessary to assist the Committee in fulfilling its responsibility. All employees will be directed to cooperate with respect thereto as requested by the members of the Committee.

RESPONSIBILITY

     The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders relative to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditor and the financial management of the Company. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Committee will:

      1. Obtain the approval of the Board of this Charter and review and reassess the Charter as conditions dictate (at least annually).

      2. Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

      3. Review and recommend to the Board the independent auditors to be selected. The Committee will review and set any fees paid to the independent auditors and recommend the retention or replacement of the independent auditors, and provide a written summary of the basis for replacement recommendations to the Board.

      4. Have a clear understanding with the independent auditors that they are ultimately accountable to the Board and the Committee, as the shareholders' representatives, who have the ultimate decision to engage, evaluate, and if appropriate, terminate their services.

      5. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the audit procedures to be utilized. At the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

      6. Review with the independent auditors and with the Company's financial accounting personnel the adequacy and effectiveness of the internal auditing, accounting and controls over financial reporting of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures, which might be deemed illegal or otherwise improper.

      7. Review the internal audit function of the Company including the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources. Prior to each meeting, the Committee shall be provided a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanation for any deviations from the original plan. The Committee will review the adequacy of the internal audit staff qualifications as well as the number of internal audit staff annually and also concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

      8. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors do not take exception with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors, as defined by Statement of Auditing Standards (SAS) No. 61. Also review with financial management and the independent auditors their judgments about the quality and acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

      9. Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The Committee chairman may represent the entire Committee for purposes of this review.

     10. At all meetings of the Committee, sufficient opportunity should be made available for the independent auditors to meet with the members of the Committee without members of management being present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation, which the independent auditors receive during the course of their audit.

     11. Recommend to the Board based on the Committee's review of the financial statements and discussions with management, internal auditor and independent auditors that the financial statements be included in the Company's Annual Report on Form 10K.

     12. Review with management new opinions and releases adopted by the FASB and the SEC and the prospective new accounting rules and policies to the extent applicable to the Company.

     13. Submit the minutes of all meetings of the Committee to, or discuss the maters discussed at each Committee meeting with, the Board.

     14. Recommend any appropriate changes in the duties of the Committee to the Board.

     15. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

     16. Encourage the Company's internal audit function to employ standards in accordance with Professional Practices of Institute of Internal Auditors (IIA).

     17. Inquire of management and the independent auditors about any reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

     18. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company, including a review of any "second opinions" received from other auditors.

     19. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in the Committee's judgment, that is appropriate.

     20. Report the results of the annual audit to the Board. If requested by the board, invite the independent auditors to attend the meeting of the full Board to assist in reporting the results of the annual audit or to answer other questions from the Board (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

MEETINGS

     The Committee shall meet at least two times per year, with other meetings called by the Committee chairman or any other member of the Committee as necessary. The content of the agenda should be approved by the Committee chairman prior to the meeting. Separate executive meetings with management, the independent auditor or internal audit, may be called by the Committee when considered necessary.

ATTENDANCE

     The Committee chairman may request that members of management, the internal auditor, representatives of the independent auditors and others be present at meetings of the Committee.

MINUTES

     Minutes of each meeting are to be prepared and sent to Committee members and also to the Company's directors who are not members of the Committee. The minutes as finally approved shall be placed in the corporate minute books of the Company by the secretary or assistant secretary of the Company. Copies are to be provided to the independent auditors and internal auditors.

[MAP]
FROM THE AIRPORT:
Follow 480 East to Route 422 East (Solon/Warren). Follow Route 422 East to the Harper Road exit.

FROM THE NORTHEAST:
Follow I-271 South to Route 422 East (Solon/Warren). Follow Route 422 East to the Harper Road exit.

FROM THE SOUTH:
Follow I-71 North to 480 East. Follow 480 East to Route 422 East (Solon/Warren). Follow Route 422 East to the Harper Road exit.
--------------------------------------------------------------------------------

DIRECTIONS FROM HARPER ROAD EXIT:
Turn right (south) onto Harper Road. Follow Harper Road which turns into Cochran Road after crossing Aurora Road. Turn left on Carter Street and right on Parkland Boulevard.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                                INSTRUCTION CARD

                       PIONEER-STANDARD ELECTRONICS, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 24, 2001

            THIS CARD IS SOLICITED ON BEHALF OF WACHOVIA BANK, N.A.

    The undersigned hereby instructs Wachovia Bank, N.A. to vote Common Shares of Pioneer-Standard Electronics, Inc. which he or she is entitled to vote as a participant in an employee benefit plan which may be funded by The Pioneer Stock Benefit Trust at the Annual Meeting of Shareholders of the Company to be held at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139, at 12:00 p.m., local time, and at any adjournments thereof. The undersigned authorizes and directs Wachovia Bank, N.A. to vote all of the Common Shares of the Company represented by this Card as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW SAID COMMON SHARES WILL BE VOTED "FOR" PROPOSAL 1. The Board of Directors recommends a vote "FOR" proposal 1.

1. ELECTION OF DIRECTORS:


      [ ] FOR all nominees listed below                         [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)                  to vote for all nominees listed below

         Keith M. Kolerus, Robert A. Lauer and Robert G. McCreary, III

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

--------------------------------------------------------------------------------

                                (Continued, and to be signed, on the other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                (INSTRUCTION CARD -- Continued from other side)

2. In its discretion, to act on any other matter or matters which may properly come before the meeting.

                                                  Dated: , 2001

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  Your signature to this card
                                                  should be exactly the same as
                                                  the name imprinted hereon.

      PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                                     PROXY

                       PIONEER-STANDARD ELECTRONICS, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JULY 24, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints Steven M. Billick and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Pioneer-Standard Electronics, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Pioneer-Standard Electronics, Inc., Computer Systems Division, 6675 Parkland Boulevard, Solon, Ohio 44139, at 12:00 p.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID COMMON SHARES WILL BE VOTED "FOR" PROPOSAL 1. The Board of Directors recommends a vote "FOR" proposal 1.

1. ELECTION OF DIRECTORS:


      [ ] FOR all nominees listed below                         [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below)                  to vote for all nominees listed below

         Keith M. Kolerus, Robert A. Lauer and Robert G. McCreary, III

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

--------------------------------------------------------------------------------

                                (Continued, and to be signed, on the other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                      (PROXY -- Continued from other side)

2. In their discretion, to act on any other matter or matters which may properly come before the meeting.

                                                  Dated: , 2001

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  Your signature to this Proxy
                                                  form should be exactly the
                                                  same as the name imprinted
                                                  hereon. Persons signing as
                                                  executors, administrators,
                                                  trustees or in similar
                                                  capacities should so indicate.
                                                  For joint accounts, the name
                                                  of each joint owner must be
                                                  signed.

      PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.